Exhibit 99.4

Pioneer Bank

Dear Depositor:

We are pleased to announce that the Board of Trustees of Pioneer Bank unanimously approved a plan of reorganization and minority stock issuance whereby Pioneer Bancorp, Inc., the proposed holding company for Pioneer Bank, is offering shares of its common stock for sale. The majority of the shares of common stock of Pioneer Bancorp, Inc. will be held by our mutual holding company, Pioneer Bancorp, MHC. The additional capital raised in the offering will provide us the financial strength to support our future growth and expansion and enhance our ability to compete more effectively with other financial institutions operating in our market area. Upon completion of the reorganization:

•	Existing deposit accounts and loans will remain exactly the same; and
•	Deposit accounts will continue to be federally insured up to the maximum legal limits.

To further our commitment to our local community, and as part of the reorganization and offering, we intend to fund, with shares of common stock and cash, our existing charitable foundation, Pioneer Bank Charitable Foundation. Giving back to our local communities is an important part of our corporate mission and the charitable foundation will further our goal of actively supporting those communities.

The Proxy Card

Under banking regulations, the plan of mutual holding company reorganization and minority stock issuance and the contribution to the Pioneer Bank Charitable Foundation require the approval of the depositors of Pioneer Bank. As a voting depositor, your vote is extremely important to complete the reorganization. After reading the enclosed proxy statement, please cast your vote by mail, telephone or Internet as instructed on the enclosed proxy card. Voting will not obligate you to purchase shares of common stock in the offering.

As a valued customer, your vote is important to us.

On behalf of the Board, I ask that you help us meet our goal by casting your vote

“FOR” approval of the plan and “FOR” the contribution to our charitable foundation.

The Stock Order Form

As a qualifying depositor, you have nontransferable rights to subscribe for shares of Pioneer Bancorp, Inc. common stock on a priority basis, before the stock is offered to the general public. The enclosed prospectus describes the stock offering in more detail. Please read the prospectus carefully before making an investment decision.

If you wish to subscribe for shares, please complete the enclosed stock order form. Your stock order form, together with payment for the shares, must be physically received (not postmarked) by Pioneer Bancorp, Inc. no later than 5:00 p.m., Eastern Time, on ____day, _____ __, 2019. Stock order forms may be delivered by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by overnight delivery service or by hand delivery to the Stock Information Center address indicated on the stock order form. We will not accept stock order forms at our other offices.

If you have any questions after reading the enclosed material, please call our Stock Information Center at (518) 730-3025, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on bank holidays.

Sincerely,

Thomas L. Amell

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

1

Pioneer Bank

Dear Depositor:

We are pleased to announce that the Board of Trustees of Pioneer Bank unanimously approved a plan of reorganization and minority stock issuance whereby Pioneer Bancorp, Inc., the proposed holding company for Pioneer Bank, is offering shares of its common stock for sale. The majority of the shares of common stock of Pioneer Bancorp, Inc. will be held by our mutual holding company, Pioneer Bancorp, MHC. The additional capital raised in the offering will provide us the financial strength to support our future growth and expansion and enhance our ability to compete more effectively with other financial institutions operating in our market area. Upon completion of the reorganization:

•	Existing deposit accounts and loans will remain exactly the same; and
•	Deposit accounts will continue to be federally insured up to the maximum legal limits.

To further our commitment to our local community, and as part of the reorganization and offering, we intend to fund, with shares of common stock and cash, our existing charitable foundation, Pioneer Bank Charitable Foundation. Giving back to our local communities is an important part of our corporate mission and the charitable foundation will further our goal of actively supporting those communities.

The Proxy Card

Under banking regulations, the plan of mutual holding company reorganization and minority stock issuance and the contribution to the Pioneer Bank Charitable Foundation require the approval of the depositors of Pioneer Bank. As a voting depositor, your vote is extremely important to complete the reorganization. After reading the enclosed material, please cast your vote by mail, telephone or Internet as instructed on the enclosed proxy card.

As a valued customer, your vote is important to us.

On behalf of the Board, I ask that you help us meet our goal by casting your vote

“FOR” approval of the plan and “FOR” the contribution to our charitable foundation.

We regret that we are unable to offer you common stock in the subscription offering because the laws of your jurisdiction require us to register (1) the to-be-issued common stock of Pioneer Bancorp, Inc. and (2) as an agent of Pioneer Bancorp, Inc. to solicit the sale of such stock, and the number of eligible subscribers in your jurisdiction does not justify the expense of such registration.

If you have any questions after reading the enclosed material, please call our Stock Information Center at (518) 730-3025, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on bank holidays.

Sincerely,

Thomas L. Amell
President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

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Pioneer Bank

Dear Friend of Pioneer Bank:

We are pleased to announce that the Board of Trustees of Pioneer Bank unanimously approved a plan of reorganization and minority stock issuance whereby Pioneer Bancorp, Inc., the proposed holding company for Pioneer Bank, is offering shares of its common stock for sale. The majority of the shares of common stock of Pioneer Bancorp, Inc. will be held by our mutual holding company, Pioneer Bancorp, MHC. The additional capital raised in the offering will provide us the financial strength to support our future growth and expansion and enhance our ability to compete more effectively with other financial institutions operating in our market area.

To further our commitment to our local community, and as part of the reorganization and offering, we intend to fund, with shares of common stock and cash, our existing charitable foundation, Pioneer Bank Charitable Foundation. Giving back to our local communities is an important part of our corporate mission and the charitable foundation will further our goal of actively supporting those communities.

As a former depositor of Pioneer Bank, you have nontransferable rights to subscribe for shares of Pioneer Bancorp, Inc. common stock on a priority basis, before the stock is offered to the general public. The enclosed prospectus describes the stock offering in more detail. Please read the prospectus carefully before making an investment decision.

If you wish to subscribe for shares, please complete the enclosed stock order form. Your stock order form, together with payment for the shares, must be physically received (not postmarked) by Pioneer Bancorp, Inc. no later than 5:00 p.m., Eastern Time, on ____day, _____ __, 2019. Stock order forms may be delivered by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by overnight delivery service or by hand delivery to the Stock Information Center address indicated on the stock order form. We will not accept stock order forms at our other offices.

If you have any questions after reading the enclosed material, please call our Stock Information Center at (518) 730-3025, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on bank holidays.

Sincerely,

Thomas L. Amell
President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

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Pioneer Bancorp, Inc.

Dear Potential Investor:

We are pleased to announce that Pioneer Bancorp, Inc., the proposed holding company for Pioneer Bank, is offering shares of its common stock for sale. The majority of the shares of common stock of Pioneer Bancorp, Inc. will be held by our mutual holding company, Pioneer Bancorp, MHC. The additional capital raised in the offering will provide us the financial strength to support our future growth and expansion and enhance our ability to compete more effectively with other financial institutions operating in our market area.

This information packet includes the following:

Prospectus

This document provides detailed information about the operations of Pioneer Bank, Pioneer Bancorp, Inc. and Pioneer Bancorp, MHC and the stock offering by Pioneer Bancorp, Inc. Please read it carefully before making an investment decision.

Stock Order Form

If you wish to subscribe for shares, please complete the enclosed stock order form. Your properly completed stock order form, together with payment for the shares, must be physically received (not postmarked) by Pioneer Bancorp, Inc. no later than 5:00 p.m., Eastern Time, on ____day, ____ __, 2019.

Stock order forms may be delivered by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by overnight delivery service or by hand delivery to the Stock Information Center address indicated on the stock order form. We will not accept stock order forms at our other offices.

We are pleased to offer you this opportunity to become one of our stockholders. If you have any questions after reading the enclosed material, please call our Stock Information Center at (518) 730-3025, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on bank holidays.

Sincerely,

Thomas L. Amell
President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

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Sandler O’Neill + Partners, L.P.

Dear Prospective Investor:

At the request of Pioneer Bank and its proposed holding company, Pioneer Bancorp, Inc., we have enclosed material regarding the minority offering of common stock by Pioneer Bancorp, Inc. Following completion of the offering, the majority of the shares will be held by Pioneer Bancorp, Inc.’s mutual holding company, Pioneer Bancorp, MHC. The enclosed materials include a prospectus and a stock order form, which offer you the opportunity to subscribe for shares of common stock of Pioneer Bancorp, Inc. Please read the prospectus carefully before making an investment decision.

If you have any questions after reading the enclosed material, please call the Stock Information Center at (518) 730-3025, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time, and ask for a Sandler O’Neill representative. If you decide to subscribe for shares, your properly completed stock order form, together with payment for the shares, must be physically received (not postmarked) by Pioneer Bancorp, Inc. no later than 5:00 p.m., Eastern Time, on ____day, ____ __, 2019.

We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. This is not a recommendation or solicitation for any action by you with regard to the enclosed material.

Sandler O’Neill & Partners, L.P.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

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Pioneer Bancorp, Inc.

Questions & Answers About the Stock Offering

In accordance with the plan of reorganization and minority stock issuance unanimously approved by the Board of Trustees of Pioneer Bank, Pioneer Bancorp, Inc. is offering shares of its common stock for sale. The majority of the shares of Pioneer Bancorp, Inc. will be held by our mutual holding company, Pioneer Bancorp, MHC. The additional capital raised in the offering will provide us the financial strength to support our future growth and expansion while enhancing our ability to compete more effectively with other financial institutions operating in our market area.

We are offering the shares in a subscription offering, first to qualifying depositors of Pioneer Bank and Pioneer Bank’s tax-qualified employee benefit plans. Shares not purchased in the subscription offering may be offered for sale to the general public in a community offering, with a preference given to residents of the communities served by Pioneer Bank.

This brochure provides some summary information about the offering and how to purchase shares, and is qualified in its entirety by the prospectus delivered with it. Investing in common stock involves certain risks. For a discussion of these risks and other factors that may affect your investment decision, investors are urged to read the accompanying prospectus before making an investment decision, including the section titled “Risk Factors”.

Q.	Who can purchase stock in the subscription offering?

A.	Only qualifying depositors of Pioneer Bank and Pioneer Bank’s employee stock benefit plans may purchase shares of stock in the subscription offering. The common stock is being offered in the subscription offering in the following order of priority:

1)	Eligible Account Holders: Depositors with aggregate balances of $100 or more at the close of business on December 31, 2017.

2)	Pioneer Bank’s tax-qualified employee benefit plans.

3)	Supplemental Eligible Account Holders: Depositors (other than directors, trustees and officers of Pioneer Bancorp, MHC, Pioneer Bancorp, Inc. or Pioneer Bank) with aggregate balances of $100 or more at the close of business on ____ __, 2019 and who are not otherwise eligible in category (1) above.

4)	Other Depositors: Depositors with aggregate balances of $100 or more at the close of business on ____ __, 2019 and who are not otherwise eligible in categories (1) or (3) above.

Q.	I am not eligible to purchase stock in the subscription offering. May I still place an order to purchase shares?

A.	Subject to the priority rights of qualifying depositors and the Bank’s employee stock ownership plan and 401(K) plan in the subscription offering, common stock may be offered to the general public in a community offering. Natural persons (including trusts of natural persons) residing in the New York counties of Albany, Greene, Rensselaer, Saratoga, Schenectady and Warren will be given preference in the community offering. The community offering may begin concurrently with, or any time after, the commencement of the subscription offering.

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Q.	Am I guaranteed to receive shares if I place an order?

A.	No. It is possible that orders received during the offering period will exceed the number of shares being sold. Such an oversubscription would result in shares being allocated among subscribers according to the preferences and priorities set forth in the plan of reorganization and minority stock issuance and described in the prospectus. If the offering is oversubscribed in the subscription offering, no orders received in any community offering will be filled.

Q.	How many shares of stock are being offered, and at what price?

A.	Pioneer Bancorp, Inc. is offering a maximum of 9,713,393 shares of common stock at a price of $10.00 per share. Under certain circumstances, Pioneer Bancorp, Inc. may increase the maximum number of shares to up to 11,170,402 shares.

Q.	How much stock can I purchase?
A.	The minimum purchase is 25 shares ($250). As more fully described in the plan of mutual holding company reorganization and minority stock issuance and in the prospectus, the maximum purchase by any person in the subscription or community offering is 15,000 shares ($150,000). In addition, no person, together with their associates, or group of persons acting in concert, may purchase more than 30,000 shares ($300,000) of common stock in the offering.

Q.	Q. How do I order stock?
A.	If you decide to subscribe for shares, you must return your properly completed and signed original stock order form, along with full payment for the shares, to Pioneer Bancorp, Inc. by the deadline noted on the stock order form. Please call the Stock Information Center if you need assistance completing the stock order form. Stock order forms may be returned by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by overnight delivery service or by hand delivery to the Stock Information Center address indicated on the stock order form. We will not accept stock order forms at our other offices.

Q.	When is the deadline to subscribe for stock?
A.	A properly completed original stock order form, together with the required full payment, must be physically received by Pioneer Bancorp, Inc. (not postmarked) no later than 5:00 p.m., Eastern Time, on ___day, ____ __, 2019.

Q.	How can I pay for my shares of stock?
A.	You can pay for the shares of common stock by check, bank check, money order, or withdrawal from your deposit account or certificate of deposit at Pioneer Bank. Checks and money orders must be made payable to Pioneer Bancorp, Inc. Withdrawals from a certificate of deposit at Pioneer Bank to buy shares of common stock may be made without penalty.

Q.	Can I use my Pioneer Bank home equity line of credit to pay for shares of common stock?
A.	No. Pioneer Bank cannot knowingly lend funds to anyone to subscribe for shares. This includes the use of funds available through a Pioneer Bank home equity or other line of credit.

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Q.	Can I subscribe for shares using funds in my IRA at Pioneer Bank?
A.	No. Federal regulations do not permit the purchase of common stock in your existing IRA or other qualified retirement plan at Pioneer Bank. To use these funds to subscribe for common stock, you need to transfer the funds to a “self-directed” IRA or other trust account at another unaffiliated financial institution that permits investment in equity securities within such account. The transfer of these funds takes time, so please make arrangements as soon as possible. However, if you intend to subscribe for common stock using your eligibility as an IRA account holder but plan to use funds from sources other than your IRA account, you do not need to transfer your IRA account. Please call our Stock Information Center if you require additional information.

Q.	Can I subscribe for shares in the subscription offering and add someone else who is not on my account to my stock registration?
A.	No. Applicable regulations prohibit the transfer of subscription rights. Adding the names of other persons who are not owners of your qualifying account(s) will result in the loss of your subscription rights.

Q.	Can I subscribe for shares in the subscription offering in my name alone if I have a joint account?
A.	Yes, subject to the overall purchase limitations in the offering. Unless we determine otherwise, spouses, persons having the same address or persons exercising subscription rights through joint accounts or qualifying accounts registered to the same address will be presumed to be associates of, or acting in concert with, each other.

Q.	I have custodial accounts at Pioneer Bank with my minor children. May I use these accounts to purchase stock in the subscription offering?
A.	Yes. However, the stock must be registered in the custodian’s name for the benefit of the minor child under the Uniform Transfers to Minors Act. A custodial account does not entitle the custodian to purchase stock in his or her own name. If the child has reached the age of majority, the child must subscribe for the shares in his or her own name.

Q.	I have a business or trust account at Pioneer Bank. May I use these accounts to purchase stock in the subscription offering?
A.	Yes. However, the stock must be purchased in the name of the business or trust. A business or trust account does not entitle the owner of or signatory for the business or the trustee of the trust to purchase stock in his or her own name.

Q.	Will payments for common stock earn interest until the stock offering closes?
A.	Yes. Any payment made by check or money order will earn interest at 0.__% per annum from the date the order is processed to the completion or termination of the stock offering. Depositors who pay for their stock by withdrawal authorization will receive interest at the contractual rate on the account until the completion or termination of the offering.

Q.	Will dividends be paid on the stock?
A.	Following completion of the stock offering, our Board will have the authority to declare dividends on our shares of common stock, subject to statutory and regulatory requirements. We currently do not intend to pay cash dividends on our common stock for the foreseeable future.

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Q.	Will my stock be covered by deposit insurance?
A.	No.

Q.	Where will the stock be traded?
A.	Upon completion of the stock offering, shares of our common stock are expected to trade on the Nasdaq Capital Market under the symbol “PBFS.”

Q.	Can I change my mind after I place an order to subscribe for stock?
A.	No. After receipt, your order may not be modified or withdrawn.

Q.	If I purchase shares of common stock during the offering, when will I receive my stock?
A.	Physical stock certificates will not be issued. Our transfer agent Continental Stock Transfer & Trust Company will send you a stock ownership statement, via the Direct Registration System (DRS), by first class mail as soon as practicable after the completion of the offering. Trading is expected to commence the business day following closing of the stock offering. Although the shares of Pioneer Bancorp, Inc. common stock will have begun trading, brokerage firms may require that you have received your stock ownership statement prior to selling your shares. Your ability to sell the shares of common stock prior to your receipt of the statement will depend on arrangements you may make with your brokerage firm.

Q.	What is direct registration and DRS?
A.	Direct registration is the ownership of stock registered in your own name on the books of Pioneer Bancorp, Inc. without taking possession of a printed stock certificate. Instead, your ownership is recorded and tracked as an accounting entry (referred to as “book entry”) on the books of Pioneer Bancorp, Inc. The Direct Registration System is a system that electronically moves investors’ positions between brokers and transfer agents for issuers that offer direct registration.

Q.	What if I have additional questions?
A.	The prospectus that accompanies this brochure describes the offering in detail. Please read the prospectus carefully before making an investment decision. If you have any questions after reading the enclosed material, you may call our Stock Information Center at (518) 730-3025, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on bank holidays.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

9

Pioneer Bank logo
IMPORTANT REMINDER

WE nEED

YOUR hELP

As a follow-up to our recent mailing regarding our plan of mutual holding company reorganization and minority stock issuance and the contribution to our charitable foundation, WE URGE YOU TO VOTE ALL OF YOUR PROXY CARDS.

You may have received more than one proxy card depending on the ownership structure of your accounts. Please support us by voting all proxy cards.

❖    If you have already voted, please accept our thanks

❖    Voting “FOR” will not affect your deposit accounts or loans

❖    Deposit accounts will continue to be federally insured

❖    Voting does not obligate you to purchase stock in the offering

Thank you for choosing Pioneer Bank. We appreciate your vote and your continued support of the Bank. If you have any questions, please call our Stock Information Center at (518) 730-3025.
Thomas L. Amell President and Chief Executive Officer

10

Pioneer Bank logo
SECOND REQUEST

WE nEED

YOUR hELP

As a follow-up to our recent mailing regarding our plan of mutual holding company reorganization and minority stock issuance and the contribution to our charitable foundation, OUR RECORDS SHOW THAT YOU HAVE NOT YET VOTED ALL OF YOUR PROXY CARDS.

You may have received more than one proxy card depending on the ownership structure of your accounts. Please support us by voting all proxy cards.

❖    If you have already voted, please accept our thanks

❖    Voting “FOR” will not affect your deposit accounts or loans

❖    Deposit accounts will continue to be federally insured

❖    Voting does not obligate you to purchase stock in the offering

Thank you for choosing Pioneer Bank. We appreciate your vote and your continued support of the Bank. If you have any questions, please call our Stock Information Center at (518) 730-3025.
Thomas L. Amell President and Chief Executive Officer

11

Pioneer Bank logo

TIME IS RUNNING OUT
AND WE still nEED YOUR hELP!

By now, you have received several proxy mailings regarding our vote. Our records show that you have not voted all of your proxy cards received. You may have received more than one proxy card depending on the ownership structure of your accounts. We ask for your support by voting the enclosed proxy card today.

Thank you for choosing Pioneer Bank. We appreciate your vote and your continued support of the Bank. If you have any questions, please call our Stock Information Center at (518) 730-3025.
Thomas L. Amell President and Chief Executive Officer

12

Pioneer Bancorp, Inc.

Pioneer Bank

If you have more than one account,

you may have received more than one proxy card

depending upon the ownership structure of your accounts.

Please vote all proxy cards that you received. None are duplicates.

Please Support Us & Vote Your Proxy Card Today

18

Pioneer Bancorp, Inc.

____ __, 2019

Dear Subscriber:

We hereby acknowledge receipt of your order and payment at $10.00 per share, listed below, of shares of Pioneer Bancorp, Inc. common stock. If you are issued shares, the shares will be registered as indicated above.

At this time, we cannot confirm the number of shares of Pioneer Bancorp, Inc. common stock, if any, that will be issued to you. Following completion of the stock offering, shares will be allocated in accordance with the plan of mutual holding company reorganization and minority stock issuance.

Once the offering has been completed, you will receive by mail from our transfer agent, Continental Stock Transfer & Trust Company, a statement indicating your ownership of Pioneer Bancorp, Inc. common stock.

Please retain this letter and refer to the batch and item number indicated below for any future inquiries you may have regarding this order.

If you have any questions, please call our Stock Information Center at (518) 730-3025, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on bank holidays.

Pioneer Bancorp, Inc.

Stock Information Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

19

Pioneer Bancorp, Inc.

____ __, 2019

Dear Stockholder:

Thank you for your interest in Pioneer Bancorp, Inc. Our offering has been completed and we are pleased to confirm your subscription request for shares at a price of $10.00 per share. If your subscription was paid for by check, bank draft or money order, interest and any refund due to you will be mailed promptly.

The closing of the transaction occurred on ____ __, 2019; this is your stock purchase date. Trading is expected to commence on the Nasdaq Capital Market under the symbol “PBFS” on ____ __, 2019.

A statement indicating the number of shares of Pioneer Bancorp, Inc. you have [purchased] [allocated] will be mailed to you shortly. This statement will be your evidence of ownership of Pioneer Bancorp, Inc. stock. All shares of Pioneer Bancorp, Inc. common stock will be in book entry form and paper stock certificates will not be issued.

Pioneer Bancorp, Inc.

Stock Information Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

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Pioneer Bancorp, Inc.

____ __, 2019

Dear Interested Investor:

We recently completed our subscription offering. Unfortunately, due to the demand for shares from persons with priority rights, stock was not available for our [Supplemental Eligible Account Holders], [Other Depositors] [or] [community members]. If your subscription was paid for by check, bank draft or money order, a refund of the balance due to you with interest will be mailed promptly.

We appreciate your interest in Pioneer Bancorp, Inc. and hope you become an owner of our stock in the future. Our stock has commenced trading on the Nasdaq Capital Market under the symbol “PBFS.”

Pioneer Bancorp, Inc.

Stock Information Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

21

Pioneer Bancorp, Inc.

____ __, 2019

Welcome Stockholder:

Thank you for your interest in Pioneer Bancorp, Inc. (the “Company”). Our offering has been completed and we are pleased to enclose a statement from our transfer agent reflecting the number of shares of the Company’s common stock purchased by you in the offering at a price of $10.00 per share. The transaction closed on ____ __, 2019; this is your stock purchase date.

If your subscription was paid for by check, bank draft or money order, we will send you a check for interest on the funds you submitted, and, if your subscription was not filled in full, the refund due.

The enclosed statement is your evidence of ownership of shares of Company common stock. All stock sold in the offering has been issued in book entry form through the direct registration system (“DRS”). No physical stock certificates will be issued. Please examine this statement carefully to be certain that it properly reflects the number of shares you purchased and the names in which the ownership of the shares are to be shown on the books of the Company.

If you have any questions about your statement, please contact our transfer agent (by mail, telephone, or via the internet) as follows:

Continental Stock Transfer & Trust Company

Attn: Pioneer Bancorp, Inc. Investor Services

1 State Street

30th Floor

New York, NY 10004

1 (800) 509-5586

Email: cstmail@continentalstock.com

Trading [is expected to] [commenced] on the Nasdaq Capital Market under the symbol “PBFS” on _______ __, 2019. Please contact a stockbroker if you choose to sell your stock or purchase any additional shares in the future.

On behalf of the Board, officers and employees of Pioneer Bancorp, Inc., I thank you for supporting our offering and welcome you as a stockholder.

Sincerely,

Thomas L. Amell

President and Chief Executive Officer

The shares of common stock are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

22

Pioneer Bancorp, Inc.

_______ __, 2019

Dear Interested Subscriber:

We regret to inform you that Pioneer Bancorp, Inc., the holding company for Pioneer Bank, did not accept your order for shares of Pioneer Bancorp, Inc. common stock in its community offering. This action is in accordance with our plan of mutual holding company reorganization and minority stock issuance, which gives Pioneer Bancorp, Inc. the absolute right to reject the order of any person, in whole or in part, in the community offering.

If your order was paid for by check, enclosed is your original check.

Pioneer Bancorp, Inc.

Stock Information Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

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Sandler O’Neill + Partners, L.P.

_______ __, 2019

Dear Community Member:

We are enclosing material in connection with the stock offering by Pioneer Bancorp, Inc., the proposed holding company for Pioneer Bank.

Sandler O’Neill & Partners, L.P. is acting as marketing agent in connection with the subscription and community offerings, which will conclude at 5:00 p.m., Eastern Time, on ____day, _____ __, 2019.

Members of the general public are eligible to participate. If you have any questions about the offering, please do not hesitate to call the Stock Information Center at (518) 730-3025, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on bank holidays.

Sandler O’Neill & Partners, L.P.

The shares of common stock are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

24

Pioneer Bank

Pioneer Bancorp, Inc.

Commences Stock Offering

Pioneer Bancorp, Inc., the proposed holding company for Pioneer Bank, is offering shares of its common stock for sale in a minority stock offering.

Shares of Pioneer Bancorp, Inc. common stock are being offered for sale at a price of $10.00 per share. As a member of the community served by Pioneer Bank, you may have the opportunity to purchase shares in the offering.

If you would like to learn more about our stock offering, we invite you to obtain a prospectus and offering material by calling our Stock Information Center at (518) 730-3025, Monday through Friday between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on bank holidays.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

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EMAIL VOTE REMINDER

HAVE YOU VOTED YET?

As a valued customer, your vote is important to us.

If you were a Pioneer Bank depositor as of ____ __, 2019, you recently received a large white package containing proxy materials requesting your vote on two proposals:

❖   Our plan of mutual holding company reorganization and minority stock issuance; and

❖   Our contribution of cash and stock to our existing charitable foundation.

If you have not yet voted, please support us by voting all proxy cards received by mail, phone or Internet as indicated on the proxy card. If you have any questions please call our Stock Information Center at (518) 730-3025, Monday through Friday, 10:00 a.m. to 4:00 p.m., Eastern Time.

Help us meet our goal by casting your vote

“FOR” approval of the plan and

“FOR” the contribution to our charitable foundation.

YOUR SUPPORT                    YOUR VOTE                    OUR THANKS

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